Exhibit 99.1

release May 31, 2022

DZS Completes Acquisition of Service Assurance and Consumer Experience, Software Portfolio from ASSIA

Creates cutting edge cloud-based, end-to-end network orchestration, automation, service assurance and consumer experience management software platform that operates across multi-vendor service provider environments

Dallas, May 31, 2022 – DZS (Nasdaq: DZSI), a global leader in access networking infrastructure, service assurance and consumer experience solutions, today announced it has closed the acquisition of specific core assets of Adaptive Spectrum and Signal Alignment, Inc. (ASSIA ®), an industry pioneer of broadband access quality-of-experience software solutions. As part of the transaction, DZS has gained an elite team of highly skilled cloud and AI software engineers, architects and business leaders, as well as the award-winning Expresse® service assurance and CloudCheck® WiFi experience management solutions deployed by leading tier 1 operators globally. The acquired assets also include patents and patents pending related to the CloudCheck software portfolio. These software solutions add powerful data analytics and network intelligence capabilities to DZS Cloud, including cloud-managed WiFi solutions, access network optimization and intelligent automation tools.

“We welcome the ASSIA team of engineers, sales, support and business professionals, along with the marquee Expresse and CloudCheck customers, including Bouygues Telecom, Deutsche Telekom, Liberty Latin America, Lumen, TalkTalk Group, Telefonica and TELUS,” said Charlie Vogt, President and CEO of DZS. “DZS is now deployed at 30 of the top 50 global service providers. Our vision, strategy and disruptive approach to innovation spanning access networking and communication software platforms enable us to uniquely offer service providers the industry’s most complete portfolio of broadband connectivity and network aware and consumer focused software solutions. With approximately 150 million connected homes, we are poised to compete in a market resilient, essential broadband service era.”

As ultra-high bandwidth and experience-rich applications continue to emerge, traditional internet service providers will transform to become experience providers: enablers of high-value services supporting the emerging metaverse, on-line e-sports/gaming, telehealth, remote office, smart home management, virtual education and other services. There are very few companies that offer even a subset of what is comprised within DZS Cloud, and most are closed and proprietary. DZS Cloud offers communication service providers an end-to-end, open, cloud-native software platform that is interoperable with core access and optical infrastructure and more than 150 unique residential gateways and WiFi devices from a wide array of equipment suppliers. DZS gives service providers full control and visibility across the entire spectrum of services, from network orchestration to service assurance and in-home experience management.

“Broadband marketing has shifted from focusing on top-line speed to overall customer experience, and this requires not only investment in access and core networks, but also in the Wi-Fi connected home,” said Michael Philpott, Research Director, Service Provider Consumer, at Omdia. “Not investing leads to increased customer dissatisfaction and service complaints, and thus ultimately rising operational costs. Active investment on the other hand, however, has proven to bring service optimization, higher overall net-promoter scores, reduced customer churn and new revenue opportunities. Making the connected home a top priority for investment is therefore now essential for future broadband service success in addressing the needs of the 1 billion broadband connected homes globally. To achieve this, service providers need to move to a single, cloud-based, software management layer across the entire footprint that can dynamically optimize the performance of the home broadband gateway. Deploying such a platform over what has become a complex, multi-vendor and multi-generational CPE ecosystem is not easy, however. Standardization can help by simplifying the interoperability effort, enabling quick time to market.”

The newly acquired homes being monitored and managed by Expresse and CloudCheck, combined with the existing DZS broadband and WiFi connected homes, creates a footprint of approximately 150 million homes. Customer reaction to the transaction has been very positive (previous news release announcing this acquisition), opening a broader opportunity for collaboration with the DZS market-leading access networking, mobile & optical edge and cloud native software solutions.

“As a service provider that distinguishes itself by bringing superior broadband experiences to our customers, we at Hosted America are looking for a best-in-class software platform that can take our subscriber experience to the next level with both network and in-home WiFi service assurance,” said Phillip Watkins, CEO at Hosted America. “The newly expanded DZS Xperience solution, complemented by DZS Xtreme’s network orchestration and next generation broadband connectivity infrastructure from DZS, offers a complete end-to-end view of the subscriber broadband service that can position us to be in a leadership position in our markets and allow us to cultivate loyal and happy customers. The fact that these solutions have a rich deployment history of scalability and multi-vendor support also give us confidence that these solutions can scale to meet our rapid growth plans.”

This all-cash acquisition expands the DZS Cloud platform’s recurring Software-as-a-Service (SaaS) revenue and will accelerate the previously stated DZS target margin expansion timeline. The acquisition is accretive to DZS adjusted gross margin, adjusted EBITDA margin and non-GAAP EPS. DZS will hold a special investor and analyst briefing today, Tuesday, May 31, 2022 at 3:30pm CST to review in more detail the specifics behind this transaction and to provide an updated DZS financial outlook.

Conference Call Details:

Date: Tuesday, May 31, 2022

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

U.S. dial-in number: 877-742-9182

International number: +1 602-563-8857

Conference ID: 1372096

Webcast link: https://edge.media-server.com/mmc/p/zxhbsykq

Toll-free replay number: 855-859-2056

International replay number: +1 404-537-3406

Replay ID: 1372096

About DZS

DZS Inc. (NSDQ: DZSI) is a global leader in access networking infrastructure, service assurance and consumer experience solutions.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.

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Investor Relations Contact:

Ted Moreau

Vice President, Investor Relations

Phone: +1 608.234.7338

Email: ted.moreau@dzsi.com

Media Contact:

McKenzie Hurst, Thatcher+Co.

Phone: +1 408.888.6787

Email: mhurst@thatcherandco.com

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